UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2010

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Utah	0-23153	87-0543981
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

150 West Civic Center Drive, Suite 400, Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2010, the registrant filed an amendment to its Articles of Incorporation (“Amendment”) with the Utah Department of Commerce, Division of Corporations and Commercial Code. The Amendment increases the number of shares of Common Stock the registrant is authorized to issue from 250,000,000 to 600,000,000 shares.   Under applicable Utah law, the Amendment will be effective July 3, 2010, ten days following the date that notice of the Amendment was given to the shareholders of the registrant by the filing with the Securities and Exchange Commission of a definitive consent solicitation statement on Schedule 14A and the mailing of the consent solicitation materials to the shareholders of the registrant. The Amendment was approved by the written consent of shareholders as detailed in Item 5.05 of this Current Report on Form 8-K. The Amendment does not make any other changes to the Articles of Incorporation.

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 23, 2010, the registrant notified its shareholders that the Board of Directors of the registrant had approved an amendment to the registrant’s Articles of Incorporation, increasing the number of authorized shares of Common Stock from 250,000,000 to 600,000,000 shares.  The Board of Directors also caused a consent solicitation statement on Schedule 14A (“Consent Solicitation”) to be filed with the Securities and Exchange Commission on June 23, 2010 and mailed copies of the Consent Solicitation to be mailed to the shareholders of record of the registrant who held shares of the registrant’s voting securities, i.e., its Common Stock and Series D Convertible Preferred Stock, as of the close of business on June 11, 2010 (the “Record Date”). The Board of Directors advised the shareholders that it was seeking the consent of the shareholders pursuant to Section 16-10a-704 of the Utah Revised Business Corporation Act and Section 2.11 of Article 2 of the registrant’s Bylaws to approve and authorize the Amendment.  The Consent Solicitation also advised the shareholders that the Consent Solicitation would be effective until “the earlier to occur of: (1) the [registrant’s] receipt of valid, unrevoked consents signed by holders of the requisite number of shares to authorize the Amendment or (2) 5:00 p.m. Mountain Time, on the date that is 60 days from the earliest-dated consent delivered to the [registrant] (unless extended by us) (the “Expiration Date”).  However the Amendment will become effective anytime after 10 days from the date of delivery of this notice and Consent Solicitation, and upon receipt by the [registrant] of valid, unrevoked, consents signed by holders of the requisite number of shares.”

On June 30, 2010, the registrant received consents from shareholders of both classes of voting securities in sufficient number to authorize the Amendment to be filed, with an effective date of July 3, 2010. The Amendment was approved as follows:

Approval by the holders of the Common Stock, as a class (225,854,666 shares outstanding as of the Record Date):  Consents received approving the Amendment totaled 130,737,502 shares (58 percent).

Approval by the holders of the Series D Convertible Preferred Stock, as a class (35,367 shares outstanding as of the Record Date): Consents received approving the Amendment totaled 26,042 shares (74 percent).

Approval by holders of both classes of voting securities on an as-converted basis (each share of Series D Convertible Preferred Stock votes on an as-converted basis at a ratio of 6,000 shares of Common Stock for each share of Series D Convertible Preferred Stock), 438,056,666 “as-converted” shares eligible to vote as of the Record Date: Consents received approving the Amendment totaled 286,989,502 shares (66.5 percent).

Notwithstanding the special voting rights granted to the holders of the Series D Convertible Preferred Stock, which would have entitled these holders to vote as a class holding 60 percent of the voting power of the registrant’s voting securities, regardless of the number of shares of Common Stock or Series D Convertible Preferred Stock then outstanding, the Board of Directors determined that it would not invoke these special voting rights and informed the shareholders of the registrant that the Amendment would be neither approved nor filed unless and until:  (1) the holders of a majority of the issued and outstanding shares of Common Stock, voting as a class, approved the Amendment, (2) the holders of a majority of the issued and outstanding shares of Series D Convertible Preferred Stock, voting as a class, approved the Amendment, and (3) the holders of both the Common Stock and the Series D Convertible Preferred Stock, voting on an as-converted basis, approved the Amendment by a majority vote.  The consents received as detailed above were sufficient to approve the Amendment under these requirements established by the Board of Directors of the registrant.  The Amendment was filed June 30, 2010, effective July 3, 2010.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.
3(i)(1) Amendment to Articles of Incorporation filed June 30, 2010, increasing the number of authorized shares of Common Stock to 600,000,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By:	/s/ John L. Hastings, III
John L. Hastings, III President and Chief Operating Officer

Date:  July 6, 2010